EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


         We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 4, 2000, except for the first paragraph of Note 4, as to which the date is March 13, 2000, relating to the financial statements and financial statement schedule which appear in Eagle Pacific Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.




/s/ PricewaterhouseCoopers LLP


Minneapolis, Minnesota
April 10, 2000